EXHIBIT 4.1

CENTENE CORPORATION

REGISTRATION AGREEMENT

THIS AGREEMENT is made as of December 21, 2004, between Centene Corporation, a Delaware corporation (the “Company”), and Summa Health System, an Ohio corporation (“SHS”).

The parties to this Agreement are parties to a Asset Sale and Purchase Agreement of even date herewith (the “Purchase Agreement”). In order to induce SHS to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the Closing under the Purchase Agreement. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 6 hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Shelf Registration.

(a) Shelf Registration. Subject to the terms and conditions of this Section 1, the Company shall use commercially reasonable efforts to file with the SEC a registration statement under Securities Act on Form S-3 pursuant to Rule 415 under the Securities Act (the “Shelf Registration”) for all of the Registrable Securities contemporaneously with the Closing under the Purchase Agreement, subject to any legal impediments to doing so. The Company shall use commercially reasonable efforts to cause the Shelf Registration to be declared effective under the Securities Act as soon as practical after filing, and once effective, the Company shall cause such Shelf Registration to remain effective for a period ending on the earlier of (i) the first anniversary of the Closing under the Purchase Agreement, (ii) the date on which all Registrable Securities have been sold, transferred or assigned by SHS and (iii) the date as of which there are no longer any Registrable Securities in existence (the “Effective Period”).

(b) Deferral Period. Upon the occurrence or existence of any pending corporate development or any other material event that, in the reasonable judgment of the Company, makes it appropriate to suspend the filing or availability of the Shelf Registration Statement, the Company shall provide notice (without notice of the nature or details of such events) to SHS that the availability of the Shelf Registration is suspended, and SHS shall keep confidential and not disclose the fact it has received such notice, and upon receipt of any such notice, SHS agrees not to sell any Registrable Securities pursuant to the Shelf Registration until SHS is advised in writing by the Company that the prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. The period during which the availability of the Shelf Registration and any Prospectus is suspended (the “Deferral Period”) shall not exceed 90 days in any twelve-month period.

(c) Selection of Underwriters. SHS shall consult and cooperate with the Company on the selection of a nationally-recognized investment banker(s), manager(s) or broker(s) to administer any underwritten offering or other sale of shares under the Shelf Registration. Whether or not sold pursuant to an underwritten offering, SHS shall use its commercially reasonable efforts not to dispose of the Registrable Securities in such a manner as to disrupt the public market for the Company’s common stock, and shall consult with the Company and its financial advisors in a general fashion regarding its plans to avoid doing so.

2. Holdback Agreements.

(a) SHS shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any underwritten registration statement filed by the Company unless the underwriters managing the registered public offering otherwise agree.

3. Registration Procedures. The Company shall as expeditiously as possible:

(a) prepare and file with the Securities and Exchange Commission a Shelf Registration Statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Shelf Registration Statement to become effective (provided that before filing a Shelf Registration Statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by SHS copies of all such documents proposed to be filed);

(b) notify SHS of the effectiveness of the Shelf Registration Statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective during the Effective Period and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Shelf Registration Statement during such period in accordance with the intended methods of disposition by SHS set forth in such Shelf Registration Statement;

(c) furnish to SHS such number of copies of such Shelf Registration Statement, each amendment and supplement thereto, the prospectus included in such Shelf Registration Statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities;

(d) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as SHS reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable SHS to consummate the disposition in such jurisdictions of the Registrable Securities (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph,

(ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e) notify SHS, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Shelf Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of SHS, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f) make available for inspection by SHS, any underwriter participating in any disposition pursuant to such Shelf Registration Statement and any attorney, accountant or other agent retained by SHS or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by SHS or any such underwriter, attorney, accountant or agent in connection with such Shelf Registration Statement; and

(g) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission (“SEC” or the “Commission”), and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months as contemplated by Rule 158 under the Securities Act.

4. Registration Expenses.

(a) All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 1 shall be paid by the Company. All Selling Expenses incurred in connection with any such registration, qualification or compliance shall be borne by SHS. “Registration Expenses” means all expenses incurred by the Company in compliance with Section 1, including, without limitation, all registration and filing fees, printing expenses, transfer taxes, accounting fees and expenses, fees and disbursements of counsel for the Company and blue sky fees and expenses, and excluding underwriting discounts and commissions. “Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and expenses of counsel or financial advisors for SHS .

5. Indemnification.

(a) The Company agrees to indemnify, to the extent permitted by law, SHS, its officers and directors and each Person who controls SHS (within the meaning of the Securities Act) against all losses, claims, actions, damages, liabilities and expenses caused by (i) any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and to pay to SHS, its officers and directors and each Person who controls SHS (within the meaning of the Securities Act), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the Shelf Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b) In connection with the Shelf Registration Statement SHS shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any the Shelf Registration Statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by SHS.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

6. Definitions.

(a) “Registrable Securities” means any of the following which is held and owned by SHS: (i) any Common Stock issued pursuant to the Purchase Agreement, and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to a offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force).

(b) “Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 1 hereof which covers the Registrable Securities on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

(c) Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Purchase Agreement.

7. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of restricted securities (as that term is used in Rule 144 under the Securities Act) to the public without registration, the Company agrees to:

(a) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act;

(b) use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) so long as SHS owns any Registrable Securities, furnish to SHS forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as SHS may reasonably request in availing itself of any rule or regulation of the SEC allowing a holder of Registrable Securities to sell any such securities without registration.

8. Miscellaneous.

(a) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

(b) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and/or other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and SHS. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(d) Neither party may assign its rights or obligations under this Agreement, by operation of law or otherwise, without the other party’s prior written consent. If such consent is granted, all covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto. For the avoidance of doubt, the parties hereto acknowledge and agree that, unless the Company consents to assignment of this Agreement, the Shelf Registration and this Agreement shall be for the benefit of SHS only and shall not benefit any future holder of any Registrable Security.

(e) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(g) Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words “include” or “including” in this Agreement shall be by way of example rather than by limitation. The use of the words “or,” “either” or “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties agree that prior drafts of this Agreement shall be deemed not to provide any evidence as to the meaning of any provision hereof or the intent of the parties hereto with respect hereto.

(h) GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(i) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each holder of Registrable Securities at the address indicated by such holder from time to time and to the Company at the address indicated below:

Company:	Copy to (which shall not constitute notice):

Centene Corporation	Kirkland & Ellis LLP
7711 Carondelet, Suite 800	200 East Randolph Drive
St. Louis, MO 63105	Chicago, IL 60601
Attention: Michael F. Neidorff	Attention: Gerald T. Nowak, Esq.
Fax: (314) 725-5180	Fax: (312) 861-2200

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(j) Mutual Waiver of Jury Trial. As a specifically bargained inducement for each of the parties to enter into this Agreement (with each party having had opportunity to consult counsel), each party hereto expressly and irrevocably waives the right to trial by jury in any lawsuit or legal proceeding relating to or arising in any way from this Agreement or the transactions contemplated herein, and any lawsuit or legal proceeding relating to or arising in any way to this Agreement or the transactions contemplated herein shall be tried in a court of competent jurisdiction by a judge sitting without a jury.

(k) Entire Agreement. Except as otherwise expressly set forth herein, this agreement and the other agreements referred to herein embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(l) Delivery by Facsimile. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CENTENE CORPORATION

By:	/s/ MICHAEL F. NEIDORFF

Its:	Chairman and CEO

SUMMA HEALTH SYSTEM

By:	/s/ THOMAS P. STRAUSS

Its:	President and CEO